                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            Thor Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629






                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 3, 2001




     The 2001 Annual Meeting of Stockholders of Thor Industries, Inc. (the "Company") will be held at 230 Park Avenue, Suite 618, New York, N.Y., on December 3, 2001, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:

            (1)  The election of two directors;

            (2) an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares; and

            (3) such other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record at the close of business on October 19, 2001 will be entitled to notice and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the office of the Company for a period of ten days prior to the meeting.




     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE,
              SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.




                                          By Order of the Board of Directors,



                                          Walter L. Bennett
                                          Secretary





October 31, 2001

                              THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629

--------------------------------------------------------------------------------
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thor Industries, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held at 230 Park Avenue, Suite 618, New York City, on December 3, 2001, at 1:00 p.m., local time (the "Meeting"), and any adjournment thereof. The cost of such solicitation is being borne by the Company. This proxy statement and accompanying form of proxy have been provided to stockholders as of October 31, 2001.

The Company does not expect that representatives of Deloitte & Touche LLP, its principal independent accountants, will be present at the Meeting and be available in person to respond to questions. However, such representatives will be available during the Meeting by telephone to respond to any stockholder questions that may be asked.


--------------------------------------------------------------------------------
VOTING BY STOCKHOLDERS

A proxy in the form accompanying this proxy statement that is properly executed, duly returned to the Company and not revoked prior to the Meeting will be voted in accordance with instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in favor of such proposals. Each proxy may be revoked by a stockholder at any time until exercised by giving written notice to the Secretary of the Company, by voting in person at the Meeting, or by submitting a later-dated proxy.

The Common Stock of the Company constitutes its only outstanding security entitled to vote on the matters to be voted upon at this meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 19, 2001 are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, 11,916,460 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the By-laws of the Company and the Delaware General Corporation Law, a plurality of the votes duly cast is required for the election of directors. The approval of the amendment to the Company's Certificate of Incorporation will require the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to Proposal #1, and therefore will have no impact on the voting on such proposal. With respect to Proposal #2, however, abstentions and broker non-votes have the effect of votes in opposition.

A copy of the Company's Annual Report for the fiscal year ended July 31, 2001, ("fiscal 2001") is being sent to each stockholder of record herewith. The Annual Report is not to be considered a part of this proxy soliciting material.


PROPOSAL #1


--------------------------------------------------------------------------------
ELECTION OF DIRECTORS

The Company's by-laws provide that the Board of Directors may set the number of directors at no less than one (1) and no more than fifteen (15). The Board of Directors of the Company currently consists of six directors who are divided into three classes. Wade F. B. Thompson and Jan H. Suwinski currently serve as Class A directors; their terms expire in 2002. Neil D. Chrisman and Alan Siegel currently serve as Class C directors of the Company; their terms expire in 2003. Peter B. Orthwein and William Tomson currently serve as Class B directors; their terms expire on the date of this year's annual meeting.

In accordance with the Certificate of Incorporation of the Company, as amended, Messrs. Orthwein and Tomson have decided to stand for re-election as Class B directors. Following such elections, Messrs. Orthwein and Tomson will serve on the board until the annual meeting in 2004 and until their successors are duly elected and qualified.

The persons named in the enclosed proxy intend to vote FOR the election of the nominees listed below. In the event that a nominee becomes unavailable for election (a situation the Company's management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other persons as may be designated by management.

The nominees, as set forth below, are now directors of the Company and have continuously served since their first election or appointment to the Board.

                                                                                          FIRST YEAR
    NOMINEE                 AGE   PRINCIPAL OCCUPATION                                    AS DIRECTOR
------------------------------------------------------------------------------------------------------------

  Peter B. Orthwein         56    Vice Chairman, Treasurer of the Company                    1980
------------------------------------------------------------------------------------------------------------

  William C. Tomson         65    President of Board Member, Inc.                            1988

The Company recommends that you vote FOR Proposal #1.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Wade F. B. Thompson, age 61, has been the President and Chief Executive Officer and a Director of the Company since its founding in 1980. He currently serves as Chairman, President, Chief Executive Officer and Director of the Company.

Peter B. Orthwein, age 56, has served as Treasurer and a Director of the Company since its founding in 1980. He currently serves as Vice Chairman, Treasurer and Director of the Company.

Walter L. Bennett, age 55, has been with Airstream, Inc. since July 1977. He became Vice President, Finance, of Airstream, Inc., in September 1980; Vice President, Finance, of the Company in September 1983; Chief Administrative Officer/Secretary of the Company in November 1985; Senior Vice President of the Company in February, 1989; and Chief Financial Officer of the Company in March 1999.

Clare G. Wentworth, age 62, has been with the Company since April 1991 as its Vice President, Purchasing. He became Senior Vice President of the Company in March 1993.

Richard E. Riegel III, age 35, has been with the Company since July 1998 as its Vice President of Corporate Development. Prior to joining the Company, Mr. Riegel spent 1997 and 1998 earning his MBA degree from Columbia Business School and from 1992 to 1996 served as Vice President at Lowe & Partners/SMS, an advertising firm. Mr Riegel is the son-in-law of Wade F. B. Thompson.

Neil D. Chrisman, age 64, who was appointed as a Director in July 1999, is a retired Managing Director of J.P. Morgan & Co. Mr. Chrisman retired from J. P. Morgan in 1993.

Alan Siegel, age 66, who became a Director in September 1983, has been a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since August 1995. Mr. Siegel is also a Director of The Wet Seal, Inc. and Ermenegildo Zegna Corporation.

Jan H. Suwinski, age 60, who was appointed as a Director in July 1999, is Professor of Business Operations at the Samuel Curtis Johnson Graduate School of Management, Cornell University. Prior to joining the Johnson School faculty in 1997, Mr. Suwinski spent 32 years with Corning Incorporated where he held a variety of management positions in several technology-based businesses. Mr. Suwinski was former chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski is a Director of Tellabs, Inc.

William C. Tomson, age 65, who became a Director in June 1988, is the President of Board Member, Inc Mr. Tomson has been with the firm for the past five years. Board Member, Inc. publishes Bank Director and Corporate Board Member magazines.

PROPOSAL #2


--------------------------------------------------------------------------------
INCREASE OF AUTHORIZED SHARES

The Company's Certificate of Incorporation, as currently in effect, authorizes the Company to issue up to 20,000,000 shares of Common Stock having a par value of $0.10 per share. On October 16, 2001, the Board of Directors authorized an amendment to the Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of Common Stock to 40,000,000 shares. The text of the proposed amendment is attached as Appendix B to this proxy statement.

As of October 19, 2001, there were 11,916,460 shares of Common Stock issued and outstanding. In addition, as of October 19, 2001, (i) a total of 500,000 shares of Common Stock were reserved for issuance pursuant to the Thor Industries, Inc. 1999 Stock Option Plan, of which grants to acquire 150,000 shares were previously issued as of that date, (ii) a total of 150,000 shares of Common Stock were reserved for issuance pursuant to the Thor Industries, Inc. Restricted Stock Plan, of which 31,825 shares of restricted stock were issued as of that date, and (iii) a total of 43,000 shares were reserved for issuance pursuant to options granted under the Company's 1988 Stock Option Plan. As a result of the foregoing, as of October 19, 2001, the Company has authority to issue up to only 7,422,365 shares without first seeking stockholder approval.

The principal purpose of the proposed amendment to the Company's Certificate of Incorporation is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, to establish a strategic relationship with a corporate partner through the exchange of securities or for issuance under the Company's stock incentive plans. The Board of Directors believes that approval of the proposed amendment to increase the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue these types of opportunities without added delay and expense. If the proposed amendment is adopted, 20,000,000 additional shares of Common Stock will be available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the New York Stock Exchange or Delaware law. The Company has no present plans or proposals to issue the additional authorized shares.

The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock could also be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company. For example, these shares could be privately placed with purchasers who might align themselves with the board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of person seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Company's Certificate of Incorporation authorizing the Board of Directors to issue up to 1,000,000 shares of preferred stock with terms, provisions and rights fixed by the board. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors unanimously recommends a vote "For" approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 40,000,000 shares.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall management of the business of the Company. Members of the Board are kept informed of the Company's performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings. The entire Board met or took action by unanimous consent 5 times during fiscal 2001.

The Stock Option Committee of the Board is composed of Messrs. Siegel and Tomson; Messrs. Chrisman, Suwinski, and Tomson constitute the Audit Committee. The Stock Option Committee did not meet during fiscal 2001. The Audit Committee met 4 times during fiscal 2001. The Company does not have a standing nominating or compensation committee.

The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial service for the Company may be granted options, and determine the rights and limitations attendant to options granted under the Company's 1999 Stock Option Plan. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants and to maintain communications among the Board of Directors, such independent public accountants and the Company's internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent accountants, the adequacy of the Company's internal controls and related matters.

Each of the directors have attended all Board of Directors meetings and their respective committee meetings in fiscal 2001, with the exception of Mr. Orthwein who was excused for medical reasons from one Board of Directors meeting.


--------------------------------------------------------------------------------
OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the Common Stock beneficially owned as of October 19, 2001, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, by all directors, executive officers named in the Summary Compensation Table below, and such executive officers and directors of the Company as a group. As of October 19, 2001 there were 11,916,460 shares of Common Stock outstanding.

                                                                  BENEFICIAL OWNERSHIP (1)
NAME AND ADDRESS OF BENEFICIAL OWNER                                  NUMBER OF SHARES                   PERCENT
----------------------------------------------------------------------------------------------------------------
Wade F. B. Thompson......................................................4,518,430  (2)......................   37.9%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Peter B. Orthwein..........................................................627,100  (3) (4) (5)............      5.3%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Walter L. Bennett............................................................7,458  (6)......................       *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Clare G. Wentworth..........................................................19,458  (7)......................       *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Richard E. Riegel III........................................................3,344  (8)......................       *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Alan Siegel................................................................317,073  (9)......................    2.7%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Neil D. Chrisman.............................................................2,667  (10).....................       *
419 West Pike Street
Jackson Center, Ohio  45334-0629


Jan H. Suwinski..............................................................3,667  (11).....................     *
419 West Pike Street
Jackson Center, Ohio  45334-0629

William C. Tomson............................................................6,917  (12).....................      *
419 West Pike Street
Jackson Center, Ohio  45334-0629

First Pacific Advisors, Inc..............................................1,741,000  (13).....................  14.6%
1140 West Olympia Blvd.
Los Angeles, CA 90064

Royce & Associates, Inc....................................................808,750  (13).....................   6.8%
1414 Avenue of the Americas
New York, NY 10019

All directors and executive officers as a group (nine persons)...........5,506,114  (14).....................  46.1%

* less than 1%.

     (1) Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

     (2) Does not include 146,656 shares owned of record by a trust for the benefit of Mr. Thompson's children, of which Mr. Siegel is sole trustee.

     (3) Does not include 168,750 shares owned of record by a trust for the benefit of Mr. Orthwein's adult children, of which Mr. Siegel is co-trustee and as to which Mr. Siegel has shared voting power with Mr. Orthwein's brother.

     (4) Includes 13,450 shares owned by Mr. Orthwein's wife, 31,000 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Mr. Orthwein is a trustee, 7,500 shares owned of record by a trust for the benefit of Mr. Orthwein's half brother, of which Mr. Orthwein is a trustee, and 33,600 shares of record owned by Mr. Orthwein's minor children for which Mrs. Orthwein acts as custodian.

     (5) Does not include 22,400 shares owned of record by Mr. Orthwein's adult children, as to which Mr. Orthwein disclaims beneficial ownership.

     (6) Consists of 4,125 non-vested restricted shares and options to acquire 3,333 shares under the 1999 Stock Option Plan which vest November 3, 2001.

     (7) Includes 4,125 non-vested restricted shares, options to acquire 3,333 shares under the 1999 Stock Option Plan which vest November 3, 2001 and options to acquire 5,000 shares under the 1988 Stock Option Plan which are fully vested.

     (8) Does not include 73,520 shares held by Mr. Riegel's wife, as to which Mr. Riegel disclaims beneficial ownership of such shares. Includes 700 non-vested restricted shares and options to acquire 1,667 shares under the 1999 Stock Option Plan which vest November 3, 2001.

     (9) Includes 146,656 shares and 168,750 shares as noted in footnotes 2 and 3 above. Mr. Siegel disclaims beneficial ownership of such shares. Includes options to acquire 1,667 shares under the 1999 Stock Option Plan which vest November 3, 2001.

     (10) Includes options to acquire 1,667 shares under the 1999 Stock Option Plan which vest November 3, 2001.

     (11) Includes options to acquire 1,667 shares under the 1999 Stock Option Plan which vest November 3, 2001.

     (12) Includes options to acquire 1,667 shares under the 1999 Stock Option Plan which vest November 3, 2001.

     (13) Based on Schedule 13G filed by First Pacific Advisors, Inc. on 2/13/01 and Schedule 13G filed by Royce & Associates, Inc. on 2/05/01.

     (14) Includes 146,656 shares and 168,750 shares as noted in footnotes 2 and 3 above. Also includes 20,001 shares issuable under stock options which are currently exercisable or will become exercisable on November 3, 2001.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION

Information is furnished below concerning the compensation of the President and Chief Executive Officer and the next four highest paid executive officers of the Company who earned more than $100,000 in salary and bonuses for the last three fiscal years.

                                                     SUMMARY COMPENSATION TABLE
                                                  ANNUAL                            LONG-TERM           ALL OTHER
                                                  ------                            ---------           ---------
                                               COMPENSATION                       COMPENSATION        COMPENSATION
                                               ------------                       ------------        ------------
                                                                                                         (2) (5)
                                                                                                         -------

                                                                                   SECURITIES
                                                                                   ----------
                                                                           INCENTIVE
                                                                             STOCK       RESTRICTED
NAME AND PRINCIPAL POSITION           YEAR      SALARY      BONUS (1)    OPTIONS (#)(3)  STOCK ($)(4)
Wade F. B. Thompson                    2001   $  284,878   $  320,000           -                -     $  183,514
Chairman, President,                   2000      284,615      475,000           -                -        184,287
Chief Executive Officer                1999      200,000      430,000           -                -        184,125
-----------------------------------------------------------------------------------------------------------------------------------
Peter B. Orthwein                      2001   $  100,552   $  175,000           -                -     $   41,118
Vice Chairman, Treasurer               2000       95,385      175,000           -                -         41,749
                                       1999       70,000      210,000           -                -         41,822
-----------------------------------------------------------------------------------------------------------------------------------
Walter L. Bennett                      2001   $   90,552   $  312,000        10,000      $  15,285     $    4,172
Senior Vice President, Chief           2000       90,000      390,000           -           19,500         19,650
Financial Officer/Secretary            1999       90,000      350,000           -           17,391         21,496
-----------------------------------------------------------------------------------------------------------------------------------
Clare G. Wentworth                     2001   $   91,584   $  307,000        10,000      $  15,285     $    6,661
Senior Vice President                  2000       90,000      385,000           -           19,500         31,173
                                       1999       90,000      345,000           -           17,931         25,739
-----------------------------------------------------------------------------------------------------------------------------------

Richard E. Riegel, III                 2001   $   70,192   $  132,000         5,000      $   6,114              -
Vice President of                      2000       70,000      151,000           -                -              -
Corporate Development                  1999       70,000      105,000           -                -              -
-----------------------------------------------------------------------------------------------------------------------------------

     (1) Messrs. Bennett's, Wentworth's, Riegel's, Thompson's and Orthwein's bonuses are discretionary and depend on the Company's profits.

     (2) The Company and Messrs. Thompson and Orthwein entered into a split-dollar life insurance arrangement effective March 18, 1993, under which the Company assists Messrs. Thompson and Orthwein in purchasing whole life insurance on their lives and that of their wives. Under the arrangement Messrs. Thompson and Orthwein pay a portion of the premiums based upon certain Internal Revenue standards and the Company advances the balance of the premiums. The Company is entitled to repayment of the amounts it advances, without interest, upon the occurrence of certain events, including the buildup of the policy's cash surrender value or upon the payment of the death benefit under the policy.

     (3) Messrs. Bennett, Wentworth and Riegel were granted options to purchase shares pursuant to the Thor Industries, Inc. 1999 Stock Option Plan at a purchase price of $20 per share. Options are exercisable on a one third basis on November 3, 2001, 2002 and 2003.

     (4) The numbers in this column represent the value of restricted stock grants during fiscal years 2001, 2000 and 1999 calculated by multiplying the number of shares of restricted stock granted by the share price on the date of grant. As of July 31, 2001, Messrs. Bennett and Wentworth each held 3,375 shares of restricted stock which were granted under the Thor Industries, Inc. Restricted Stock Plan each which had a total value of $116,437.50 at July 31, 2001. As of July 31, 2001, Mr. Riegel held 300 shares of restricted stock which were granted under the Thor Industries, Inc. Restricted Stock Plan which had a total value of $10,350 at July 31, 2001. Each of Messrs. Bennett, Wentworth, and Riegel, as the holders of restricted stock shares, are entitled to receive dividends and other distributions paid with respect to such shares while they are so restricted.

     (5) Messrs. Bennett and Wentworth were credited with supplemental deferred compensation earned under the Company's Select Executive Incentive Plan. The amounts credited to each executive shall vest and be payable six years after the effective date of such eligible executive's participation, provided, however, that the amount shall vest immediately upon death or age 65.

The following table sets forth information regarding options granted in fiscal year 2001 to each of the named executive officers pursuant to the Company's 1999 Stock Option Plan.

                                               OPTION GRANTS IN THE LAST FISCAL YEAR

                                                         Individual Grants

                                   ------------------------------------------------------------


                                             Percent of                                            Potential Realizable
                                                Total                                                Value At Assumed
                            No. of             Options                                             Annual Rates of Stock
                          Securities         Granted to                                           Price Appreciation for
                          Underlying          Employees        Exercise                               Option Term (2)
                            Options           in Fiscal         or Base                               ---------------
           Name           Granted (1)           Year             Price        Expiration Date           5%        10%
           ----           -----------           ----             -----        ---------------         ------    ------
Wade F. B. Thompson           --                 --               --                --                 --           --
Peter B. Orthwein             --                 --               --                --                 --           --
Walter L. Bennett           10,000             7.7%          $  20.00        November 3, 2010      $  125,779    $318,748
Clare G. Wentworth          10,000             7.7%          $  20.00        November 3, 2010      $  125,779    $348,748
Richard E. Riegel, III       5,000             3.8%          $  20.00        November 3, 2010      $   62,889    $159,374


(1) All options granted vest at the rate of 331/3 % per year commencing on the first anniversary of the date of grant.

(2) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

The following table sets forth information regarding the exercise of options by the named executive officers during fiscal year 2001. The table also shows the number and value of unexercised options held by these officers as of July 31, 2001.

                                        AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                                                AND OPTION VALUES AT JULY 31, 2001

                                                            Number of Securities Underlying    Value of Unexercised In-the--
                            Shares                              Unexercised Options at               Money Options at
                          acquired on         Value                 Fiscal year End                   Fiscal Year End
       Name                exercise         Realized           Exercisable/Unexercisable       Exercisable/Unexercisable (1)
       ----                --------         --------           -------------------------       -----------------------------

Wade F. B. Thompson           --            $        --                 -- /--                  $       -- /$        --
Peter B. Orthwein             --            $        --                 -- /--                  $       -- /$        --
Walter L. Bennett           15,000          $   227,500                 -- / 10,000             $       -- /$   145,000
Clare G. Wentworth           5,000          $    43,350              5,000 / 10,000             $  100,850 /$   145,000
Richard E. Riegel, III        --            $        --                 -- / 5,000              $       -- /$    72,500


(1) Represents the market value of shares underlying "in-the-money" options on July 31, 2001 less the option exercise price. Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.


DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid $6,000 per directors meeting attended, plus expenses. Audit committee members are paid $2,500 per audit committee meeting, plus expenses. The Stock Option Committee receives no payment for meetings.

RESTRICTED STOCK PLAN

The Company has adopted the Thor Industries, Inc. Restricted Stock Plan (the "Stock Plan") effective September 29, 1997. The Stock Plan is administered by the Stock Option Committee. Only Non-Employee Directors (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) shall be eligible to serve as members of the Stock Option Committee. The Stock Plan is intended to advance the interests of the Company, its stockholders, its subsidiaries and its affiliates by encouraging and enabling inside directors, officers and other employees to acquire and retain a proprietary interest in the Company by ownership of its stock. The total number of shares available for grants under the Stock Plan may not exceed 150,000 subject to adjustment in certain circumstances and subject to increase by the Board of Directors. Subject to adjustment, no more than 100,000 shares may be granted in any one calendar year. If a grant, or any portion thereof, is forfeited, the forfeited shares will be made available again for grants under the Stock Plan. The Stock Option Committee may, at any time and from time to time, make grants to such participants and in such amounts as it shall determine. Each grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective. The Board of Directors may at any time suspend or terminate the Stock Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem to be in the best interests of the Company. No shares granted under the Stock Plan may be transferred by the recipient thereof until such shares have vested; such shares shall vest on the date specified by the Stock Option Committee in the underlying written agreement pursuant to which the grant was made. Notwithstanding the foregoing, the shares of a recipient who has not previously forfeited any nonvested shares granted to him under the Stock Plan shall automatically vest upon the earliest of (x) the termination by the Company of the recipient other than for cause and (y) the recipient's death, disability or retirement.

During the applicable period of restriction, the recipient of shares under the Stock Plan is the record owner thereof and is entitled to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, if any such dividends or distributions are paid in shares of Company stock during an applicable period of restriction, the shares received shall be subject to the same restrictions as the shares with respect to which they were issued. Moreover, the Stock Option Committee may provide in any written agreement pursuant to which the grant was made such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for the restricted shares.

SELECT EXECUTIVE INCENTIVE PLAN

The Company has adopted the Thor Industries, Inc. Select Executive Incentive Plan (the "Incentive Plan") effective September 29, 1997. The Incentive Plan is administered by an Administrative Committee (the "Administrative Committee") which is comprised of Messrs. Thompson and Orthwein. The purpose of the Incentive Plan is to provide its eligible executives with supplemental deferred compensation in addition to the current compensation earned under the Company's Management Incentive Plan. It is intended that the Incentive Plan shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates.

The Board of Directors will designate those employees of the Company (which may include employees of any subsidiary or affiliate thereof) and members of the Board of Directors of the Company who will be eligible executives under the Incentive Plan. For each year of participation, each eligible executive shall be credited with the amount(s), if any, determined by the Board of Directors in its sole discretion. The amount(s) will be credited to an account maintained for each eligible executive, which will also be credited with earnings and losses as if the amounts were invested in specific investment funds selected by the Administrative Committee (or by the eligible executive if the Administrative Committee establishes a procedure permitting the eligible executive to credit his or her account with respect to the results of one or more of the index funds selected by the Administrative Committee). The Administrative Committee is not obligated to comply with the investment request of an eligible executive, and retains the sole discretion regarding the decision to credit earnings with regard to the results of the index funds selected by any eligible executive. The amount(s) credited to the account of an eligible executive shall vest and be payable six years after the effective date of such eligible executive's participation; provided, however, that the amounts vest immediately upon death or age 65. The Incentive Plan contains non-competition and non-solicitation provisions which prohibit eligible executives from competing with the Company within the United States or Canada during the term of such eligible executive's participation and for a period of eighteen months after termination of employment with the Company for any reason. Non-compliance with such provisions will result in 100% forfeiture of vested benefits. The Company may establish a trust for payment of benefits under the Incentive Plan; such trust shall be a grantor trust for tax purposes. Payment of benefits will generally be made following termination of employment in one of the following forms: (a) lump sum;
(b) substantially equal annual installments for five years; (c) substantially equal installments for ten years; or (d) any other actuarially equivalent form approved by the Administrative Committee.

STOCK PRICE PERFORMANCE GRAPH

The performance graph set forth below compares the cumulative total stockholder returns on the Company's Common Stock (assumes $100 invested on July 31, 1996 and that all dividends are reinvested) against the cumulative total returns of the Standard and Poor Corporation's S&P 500 composites stock price index (S&P
500) and a "Peer Group" of companies selected by the Company whose primary business is recreation vehicles or mid-size buses for the five year period ended July 31, 2001. The peer group consists of the following companies: Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Winnebago Industries, Inc.; Collins Industries, Inc.; and Supreme Industries, Inc. The Company cautions that stock price performance noted below should not be considered indicative of potential future stock price performance. The Company changed its peer group in fiscal 2000 to include Collins Industries, Inc. and Supreme Industries, Inc. Metrotrans Corporation was removed because it is no longer traded.

                                                    PERFORMANCE GRAPH

                                           THOR INDUSTRIES, INC. COMMON STOCK


                           7/31/96    7/31/97      7/31/98     7/30/99      7/31/00    7/31/01
                        ------------------------------------------------------------------------
Thor Industries              100.00    133.18       200.95     237.33       190.17      279.41

Peer Group                   100.00    110.45       131.22     165.82        94.45      197.96

S&P 500 Composite Index      100.00    152.05       181.25     217.84       236.68      200.35


REPORT OF THE AUDIT COMMITTEE

Working under the guidance of a written charter approved by the Board of Directors, Messrs. Neil D. Chrisman, Jan H. Suwinski, and William C. Tomson, who are independent members of the Board, are primarily responsible for assisting the Board in overseeing the Company's financial reporting process as well as the internal controls that management and the Board have established. A copy of the charter is included in this proxy statement as Appendix A.

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes, acting in an oversight capacity. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

During the past fiscal year, the Audit Committee met four times and met in separate executive sessions with the Company's Chief Financial Officer, the Company's senior internal auditing executive and the independent auditing partner for the Company. In carrying out its duties, the Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended July 31, 2001 with the Company's management and Deloitte & Touche LLP ("Deloitte & Touche"), our independent auditors. The committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended. In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche its independence from the Company and its management.

Based on the reports and discussions described in this proxy, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.



                                                                Neil D. Chrisman
                                                                 Jan H. Suwinski
                                                               William C. Tomson



The aggregate fees billed for professional services by Deloitte & Touche LLP in 2001 were:

- Audit Fees: $354,000 for services rendered for the annual audit of the Company's consolidated financial statements for 2001 and the quarterly reviews of the financial statements included in the Company's Form 10-Q's.

-    Financial Information Systems Design and Implementation Fees: No
     Expenditures.

- All Other Fees: $441,000 for outsourcing of tax return preparation and other related tax compliance services; $344,000 for other tax services; and $82,000 for all other services.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not have a separate compensation committee. Messrs. Thompson and Orthwein jointly make the determinations concerning executive officer compensation for each fiscal year, subject to the review of the Board of Directors.


REPORT ON EXECUTIVE COMPENSATION

As indicated above, the Company does not have a separate compensation committee. The Board of Directors of the Company has set a policy that compensation of management personnel should be based upon profitability. Thus, management is provided with incentive based compensation consisting generally of 12% to 18% of their division's pre-tax profits in excess of targets established by the Company's Chief Executive Officer. In accordance with this policy, Messrs. Thompson and Orthwein jointly make the determinations concerning executive officer compensation for each fiscal year, subject to the review of the Board of Directors. With respect to their own compensation, Messrs. Thompson and Orthwein, at the recommendation of the Board of Directors, have established relatively low fixed salaries for themselves and receive bonuses relating to profitability.

         Wade F. B. Thompson                Alan Siegel
         Peter B. Orthwein                  Jan H. Suwinski
         Neil D. Chrisman                   William C. Tomson

CERTAIN RELATIONS AND TRANSACTIONS WITH MANAGEMENT

Messrs. Thompson and Orthwein, each of whom serves as a director and officer of the Company, own a controlling interest in Hi-Lo Trailer Co., Inc. which produces and sells telescoping travel trailers. Management believes that such trailers are a distinct product line within the recreation vehicle industry and do not compete directly with any products manufactured or sold by the Company.

Messrs. Thompson and Orthwein also own all the stock of Cash Flow Management, Inc. The Company pays Cash Flow Management a management consulting fee of $96,000 per annum, which is used to defray expenses, including the rent of offices used by Messrs. Thompson, Orthwein and Riegel.

Alan Siegel, a director of the Company, is a member of the law firm Akin, Gump, Strauss, Hauer & Feld, L.L.P., which provides outside counsel to the Company.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, or written representations that no such filings were required, the Company believes that all filing requirements were satisfied by each of the Company's officers, directors and ten percent (10%) stockholders for fiscal 2001.


STOCKHOLDER PROPOSALS

Proposals by stockholders that are intended to be presented at the 2002 Annual Meeting must be received by the Company on or before July 3, 2002.

Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which is not received on or before September 15, 2002, will be considered untimely. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with applicable requirements.


OTHER MATTERS

Management knows of no other matters that will be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgement.





                                           By Order of the Board of Directors,

                                           WALTER L. BENNETT

                                   APPENDIX A

THOR INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and will use its best business experience judgment in fulfilling its duties. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chairman.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

    1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval. The text of this Charter, as then in effect, shall be attached to the Company's proxy statement for the first annual meeting following its adoption and every year thereafter.

    2. Review the annual audited financial statements with management and independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

    3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    4. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

    5. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee recommend that the Board replace the independent auditor.

    6.  Approve the fees to be paid to the independent auditor.

    7. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

    8. Review the appointment and replacement of the senior internal auditing executive.

    9. Review the significant reports to management prepared by the internal auditing department and management's responses.

    10. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    11. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    12. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

        a Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        b.  Any changes required in the planned scope of the audit.

        c. The internal audit department responsibilities, schedule and staffing.

    13. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    14. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

    15. Based upon the foregoing, recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

    16. Prepare a report as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.



                                   APPENDIX B

                        TEXT OF PROPOSED AMENDMENT TO THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              THOR INDUSTRIES, INC.

FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock, par value ten cents ($0.10) each, and one million (1,000,000) shares of Preferred Stock, par value ten cents ($0.10) each, which may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix, by resolution or resolutions providing for the issue of any such series, the voting powers if any, and the designation, preferences and rights of the shares in such series, and the qualification, limitations or restrictions thereof, including, but not limited to, the following:

(a) the number of shares constituting that series and the distinctive designation thereof;

(b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) the voting rights, if any, of shares of that series in addition to the voting rights provided by law, and the terms of such voting rights;

(d) the terms and conditions of the conversion privileges, if any, of shares of that series, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) the terms and conditions of redemption if shares of that series shall be redeemable, including the date or dates on or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) the terms and amount of any sinking fund for the redemption or purchase of shares of that series, if any;

(g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)  any other relative rights, preferences and limitations of that series.

Dividends on outstanding Preferred Stock shall be declared and paid, or set apart for payment, before any dividend shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

DECEMBER 3, 2001

[ ] Mark this box with an X if you have made changes to your name or address details below.

[A1061]
--------------------------------------------------------------------------------
PROXY CARD
--------------------------------------------------------------------------------


PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY   [X]

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.
--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS: CLASS B TERM EXPIRES 2004

NOMINEES:                            FOR    WITHHOLD
01-Peter B. Orthwein                [   ]   [    ]

02-William C. Tomson                [   ]   [    ]


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
--------------------------------------------------------------------------------
                                              FOR      AGAINST          ABSTAIN
                                              [  ]     [   ]            [   ]

2. Amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 40,000,000.

3. In their discretion, upon the transactionof such other business as may properly come before the meeting.













                            YOUR VOTE IS IMPORTANT.
            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

Note: Stockholder(s) should sign here exactly as name appears hereon

Signature                     Signature                       Date
                                                              /      /

                             THOR INDUSTRIES, INC.

                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 3, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Thor Industries, Inc. hereby appoints Wade F.B. Thompson and Peter B. Orthwein or each of them, with power of substitution and revocation to each, as proxies to appear and vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 3, 2001 and any adjournments thereof, hereby revoking any proxy herefore given, notice of which meeting and related proxy statement have been received by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND SHALL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS #1 AND #2.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)